Exhibit 33 4

MANAGEMENT’S ASSERTION OF COMPLIANCE

Management of the Agency and Trust division of Citibank, N.A. (or “Company”) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the servicing criteria set forth in Item 1122(d) of Regulation AB are applicable in regard to the servicing platform as of and for the period as follows:

Platform:  Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) and certain privately-issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) commercial mortgage-backed securities issued on or after January 1, 2011, as listed in Appendix A, for which the Company provides the following servicing functions (the “Platform”):

•	paying agent, certificate administration and trustee; or
•	certificate administration and paying agent

Applicable Servicing Criteria:  All servicing criteria set forth in Item 1122(d), to the extent required by Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the Platform as to any transaction, except for the following servicing criteria: 1122(d)(1)(iii), 1122(d)(4)(i)-1122(d)(4)(ii) and 1122(d)(4)(iv)-1122(d)(4)(xv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the “Applicable Servicing Criteria”).  Servicing criterion 1122(d)(1)(v) is applicable only to the activities the Company performs related to the mathematically accurate aggregation of information received from servicers and the accurate conveyance of such information within reports to investors.  Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company’s obligation to report additions, removals or substitutions on reports to investors in accordance with the transaction agreements.  With respect to servicing criteria 1122(d)(2)(iii) and 1122(d)(4)(iii), there were no activities performed during the twelve months ended December 31, 2020 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

Period:  Twelve months ended December 31, 2020 (the “Period”).

With respect to the Platform as of and for the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

•	The Company’s management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.
•

The Company’s management has assessed compliance with the Applicable Servicing Criteria. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

•	Based on such assessment, the Company has complied, in all material respects, with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

CITIBANK, N.A.

	By:	/s/Karen Montbach

	Its:	Managing Director.

Dated: March 1, 2021

Appendix A

Mortgage-backed Transactions and Securities Constituting the Platform

DEAL NAME
BMARK 2018-B3
BMARK 2018-B6
BMARK 2019-B12
BMARK 2019-B15
BMARK 2019-B9
BMARK 2020-B19
BXCMT 2020-VIVA
CCMT 2015-GC27
CCMT16C2
CCMT16GC37
CCMT16P4
CCMT16P6
CD 2017-CD5 Mortgage Trust
CF 2019-CF1 Mortgage Trust
CF 2019-CF2 Mortgage Trust
CFCRE 2011-C2
CFK Trust 2020-MF2
CGBAM 2015-SMRT
CGCMT 2012-GC8
CGCMT 2013-375P
CGCMT 2013-GC15
CGCMT 2013-GC17
CGCMT 2013-GCJ11
CGCMT 2014-GC23
CGCMT 2014-GC25
CGCMT 2015-GC29
CGCMT 2015-GC31
CGCMT 2015-GC33
CGCMT 2015-GC35
CGCMT 2015-P1
CGCMT 2016-C1
CGCMT 2016-C3
CGCMT 2016-P3
CGCMT 2016-P5
CGCMT 2017-B1
CGCMT 2017-C4
CGCMT 2017-P7
CGCMT 2017-P8
CGCMT 2018-B2
CGCMT 2018-C5
CGCMT 2018-C6
CGCMT 2019-C7
CGCMT 2019-GC41

CGCMT 2019-GC43
CGCMT 2020-555
CGCMT 2020-GC46
CGCMT 2020-420K
CGCMT 225 Liberty Street Trust 2016-225L
GSMC 2011-GC3
GSMST-2011GC5
MAD 2019-650M
MSBAM Trust Series 2014-C17